UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024 (August 19, 2024)

Mars Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41619	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas, Suite 5100 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866)-667-6277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.000125, and one right entitling the holder to receive 2/10 of an ordinary share	MARXU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.000125 par value	MARX	The Nasdaq Stock Market LLC
Rights to receive two-tenths (2/10) of one ordinary share	MARXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 21, 2024, Mars Acquisition Corp. (the “Company”) received a letter (the “MVLS Deficiency Notice”) from the listing qualifications department staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, from February 5, 2024, to March 20, 2024, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”).

On August 19, 2024, the Company received a letter (the “Letter”) from the Nasdaq Listing Qualifications staff granting the Company’s request for transfer to The Nasdaq Capital Market. The Company’s securities will be transferred to The Nasdaq Capital Market at the opening of business on August 20, 2024.

In connection with the approval of the request, the Letter from Nasdaq indicated that the Company met the $35,000,000 MVLS standard for the Capital Market and it is still required to comply with the minimum 300 Public Holder Requirement for continued listing on the Capital Market, as required by Listing Rule 5550(a)(3).

Pursuant to the Letter, the Company has until September 30, 2024, to demonstrate compliance with the initial listing requirements upon closing of the business combination with Scantech Identification Beam Systems, LLC. If the Company does not regain compliance by closing the business combination or through an alternative method, Nasdaq will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination. However, there can be no assurance that, if the Company receives a delisting notice from the Staff and appeals the delisting determination, such appeal will be successful.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mars Acquisition Corp., Scantech Identification Beam Systems, LLC or the post-merger entity, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024	Mars Acquisition Corp.

	By:	/s/ Karl Brenza
	Name:	Karl Brenza
	Title:	Chief Executive Officer